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                                                 7700 North Kendall Drive, 200
                                                 Miami, Florida 33156-7578
                                                 Telephone     (305) 274-1366
 [Dohan and Company]                             Facsimile     (305) 274-1368
 [Certified Public Accountants logo]             E-mail        info@uscpa.com
                                                 Internet      www.uscpa.com







                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2 for Quorum Ventures, Inc. of our report dated October 12, 2004, relating to financial statements for the period from inception (February 2, 2004) to May 31, 2004.



                                             /s/ Dohan and Company, P.A., CPA's

October 12, 2004



Member:
Florida Institute of Certified Public Accountants     [ agi logo ]Accounting
American Institute of Certified Public Accountants                Group
Private Companies and SEC Practice Sections                       International
[CPA logo]